                                                                   EXHIBIT 10.15

                            DATED JANUARY 22, 1998
                            ----------------------



                           (1) LUCAS INDUSTRIES PLC



                        (2) PRESTOLITE ELECTRIC LIMITED



                       ________________________________

                           ACTON TRADE MARK LICENCE
                       ________________________________

THIS AGREEMENT is made the 22nd day of January 1998

BETWEEN:

(1)  LUCAS INDUSTRIES PLC, an English Company whose registered office is at
     --------------------
     Stratford Road  Solihull  B90 4LA (Registered No 54802) ("the Grantor")

(2)  PRESTOLITE ELECTRIC LIMITED whose registered office is at Cleveland Road
     ---------------------------
     Leyland Preston Lancashire PR5 1XB ("the Licensee")

WHEREAS:

A. The Grantor owns certain registered trade marks in the Territory (as defined below).

B. The Licensee wishes to use such registered trade marks in connection with the business which it intends to carry on in succession to the Activity (as defined in the Sale and Purchase Agreement (as defined below)).

NOW IT IS HEREBY AGREED as follows:

1.   GENERAL
     -------

     1.1 Punctuation and headings used in this Agreement are for the purpose of easy reference or reading only and shall not affect its interpretation.

     1.2 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

     1.3 Words used herein importing the singular number shall, where the context so admits or requires, be deemed to include the plural and vice versa.

     1.4 References to "persons" shall include any person, firm, company, association or body whether corporate or unincorporate.

2.   DEFINITIONS
     -----------

     In this Agreement the following words and phrases shall have the following meanings unless the context clearly requires otherwise:

     2.1    Aftermarket
            -----------

            "Aftermarket" shall mean the market for (a) spare and replacement parts for components and sub-assemblies comprised within the products of Original Equipment Manufacturers and (b) automotive accessories, but excludes Original Equipment Service;

     2.2    Agreement Year
            --------------
            "Agreement Year" shall mean:

            2.2.1   the period from the Effective Date until 31st December 1998;

            2.2.2 a period of twelve (12) months beginning on 1st January 1999 or on any 1st January in any year thereafter during the life of this Agreement,

            EXCEPT THAT should this Agreement terminate or expire on a day other than 31st December in any year, the final 'Agreement Year' shall be the period from the 1st January last preceding the day of termination or expiry to the day of termination or expiry;

     2.3    Associated Companies
            --------------------

            "Associated Company" shall mean any person which is either a direct or indirect holding company or subsidiary of the relevant party or a subsidiary of any such holding company or is otherwise directly or indirectly controlled by, or is under the same control, direct or indirect, as the relevant party from time to time and at the time that the relevant clause in which such expression appears has application, which where a claim is to be made under the relevant clause shall mean when the cause of action accrued under such clause; "holding company" and "subsidiary" shall have the meanings given to those expressions in Section 736 of the Companies Act 1985;

     2.4    Calendar Quarter
            ----------------

            "Calendar Quarter" shall mean a three monthly period commencing on the first day of any of the months of January April July and October in any calendar year;

     2.5    Cast
            ----

            "Cast" shall mean cast, emboss, etch or otherwise permanently incorporate and any cognate word shall be construed accordingly;

     2.6    Control
            -------

            "Control" shall mean in relation to any person the power of any other person or persons to secure by law or by corporate structure that the affairs of the first person are conducted in accordance with the wishes of that other person or persons, and any cognate word shall be construed accordingly;

     2.7    Country
            -------

            "Country" shall mean any country, state or principality and includes any area or part of any of the same;

     2.8    Effective Date
            --------------

            "Effective Date" shall mean the date hereof;

     2.9    Electrical Products
            -------------------

            "Electrical Products" shall mean those electrical products set out in Part 1 of Schedule 1 and to the extent not included in Part 1 of
            Schedule 1 those electrical products which fall within the type numbers listed in Part 2 of Schedule 1 together with any Improvement to the same and together with any electrical product hereafter introduced by the Licensee with the prior written consent of the Grantor (such consent not to be unreasonably withheld) as an infill to any range of products of which an electrical product in Part 1 and Part 2 of Schedule 1 forms part;

     2.10   Get Up
            ------

            "Get-Up" shall mean the appearance of goods and/or their packaging, including inter alia the size and shape of such packaging, the materials, colour and decoration of the goods and their wrappers, instructions for fitment and use and arrangement of their labels;

     2.11   Grantor's Standards of Quality
            ------------------------------

            "Grantor's Standards of Quality" shall mean the standards of quality applying as at the date hereof to the manufacture of Products and any reasonable standards specified or approved by the Grantor at any time hereafter in connection with the quality of Marked Products;

     2.12   Half-Year
            ---------

            "Half-Year" shall mean a six month period commencing on 1st January and 1st July in each calendar year;

     2.13   Improvements
            ------------

            "Improvement" shall mean any invention, discovery or design comprised within any change made at any time during the life of this Agreement to any Product or its method of manufacture or use which makes it of better quality or more efficient or adaptable or enables it to be manufactured more cheaply or more efficiently;

     2.14   In-Line Diesel Pumps
            --------------------

            "In-Line Diesel Pumps" shall mean those in-line diesel pumps set out in Schedule 2 and to the extent not included in Schedule 2 those in-line diesel known as Majormec, Maximec and Minimec together with any Improvement to the same;

     2.15   LND
            ---

            "LND" shall mean a national distributor of Lucas Group products in a Restricted Country.

     2.16   Lucas Group
            -----------

            "Lucas Group" shall mean the Grantor and/or LucasVarity plc and/or any company or person which is under the Control of LucasVarity plc from time to time and at the time that the relevant clause in which such expression appears has application, which where a claim is to be made under the relevant clause shall mean when the cause of action accrued under such clause;

     2.17   Lucas Trade Marks
            -----------------

            "Lucas Trade Marks" shall mean (a) in relation to Products any one or more of those trade marks details of which are set out in
            Schedule 3 which are registered in the name of the Grantor and such other registrations by the Grantor of the marks LUCAS and/or the DIAGONAL DEVICE and/or CAV and/or the CAV device as are granted in the Territory during the Term which cover the Products or some of them and which the Grantor shall stipulate in writing to the Licensee shall become the subject of this Agreement and (b) in relation to In-Line Diesel Pumps shall also include the trade mark "Simms";

     2.18   Marked Diesel Pump Products
            ---------------------------

            "Marked Diesel Pump Products" shall mean In-Line Diesel Pumps manufactured, assembled or sourced by the Licensee to which, or to the packaging of which, the Lucas Trade Marks have been or are to be applied;

     2.19   Marked Electrical Products
            --------------------------

            "Marked Electrical Products" shall mean Electrical Products manufactured, assembled or sourced by the Licensee to which, or to the packaging of which, the Lucas Trade Marks have been or are to be applied;

     2.20   Marked Products
            ---------------

            "Marked Products" shall mean Marked Diesel Pump Products and/or Marked Electrical Products;

     2.21   Market
            ------

            "Market" shall mean the Aftermarket, the OES Market and the OE
            Market;

     2.22   Non-Exclusive Right
            -------------------

            "Non-Exclusive Right" shall mean a right and licence enjoyed by the Licensee in common with the Grantor and all other persons to whom the Grantor has granted or the Grantor shall hereafter grant the like right;

     2.23   OE Market
            ---------

            "OE Market" shall mean Original Equipment Manufacturers in their capacity as buyers of Products for fitting as original equipment;

     2.24   Original Equipment Manufacturer
            -------------------------------

            "Original Equipment Manufacturer" shall mean any manufacturer or assembler of transport vehicles, engines or similar equipment including, but not limited to, a manufacturer or assembler of motor cars, vans, buses, coaches, forklifts, industrial vehicles, trucks, tractors or marine, motive power or stationary engines or a manufacturer of components or sub-assemblies to be fitted as original equipment to such vehicles, engines or similar equipment;

     2.25   Original Equipment Service or OES Market
            ----------------------------------------

            "Original Equipment Service" or "OES Market" shall mean the market for supplies of spare and replacement parts to any Original Equipment Manufacturer other than for fitting as original equipment or to any dealer of any Original Equipment Manufacturer in its capacity as a dealer of such Original Equipment Manufacturer;

     2.26   Other Applications
            ------------------

            "Other Applications" shall mean any use of the Lucas Trade Marks in relation to the Activity immediately prior to completion of the Sale and Purchase Agreement in respect of any application whatsoever other than on Products and Promotional Material;

     2.27   Products
            --------

            "Products" shall mean Electrical Products and/or In-Line Diesel
            Pumps;

     2.28   Promotional Material
            --------------------

            "Promotional Material" shall mean packaging, wrappers, leaflets, brochures and other advertising material and instructions for fitment and use relating to Marked Products;

     2.29   Restricted Countries
            --------------------

            "Restricted Countries" shall mean any Country in the world other than the UK;

     2.30   Sale
            ----

            "Sale" shall mean a sale or any other transaction by which the owner of goods parts with the property in them or possession of them and "Sell" and "Sold" shall have cognate meanings;

     2.31   Sale and Purchase Agreement
            ---------------------------

            "Sale and Purchase Agreement" shall mean the sale and purchase agreement entered into between (1) Lucas Limited (2) the Licensee and (3) the Grantor for the sale and purchase of the Activity and Assets (as therein defined) dated with the same date as this Agreement;

     2.32   Supply Agreement
            ----------------

            "Supply Agreement" shall mean an agreement between Lucas Limited and the Licensee entered into on the same date as this Agreement for the supply by the Licensee to Lucas Limited of In-

            Line Diesel Pumps;

     2.33   Supply Agreement Term
            ---------------------

            "Supply Agreement Term" shall mean the Term of the Supply Agreement as defined therein;

     2.34   Territory
            ---------

            "Territory shall mean the UK and the Restricted Countries;

     2.35   Transition Agreement
            --------------------

            "Transition Agreement" shall mean the agreement entered into on the same date as this Agreement between Lucas Limited and the Licensee entitled "LAO Sale and Transition Agreement";

     2.36   Turnover
            --------

            "Turnover" shall mean the gross amount invoiced by the Licensee or its Associated Companies in respect of Sales of Marked Products in the Territory reduced only by (a) VAT and any other taxes and duties for which the Licensee or any such Associated Company acts only as a collecting agency and which are levied by the Government or other competent taxing authorities in the Territory on the amount of such Marked Products invoiced (b) carriage and freight charges shown separately on such invoices and (c) discounts shown on such invoices other than discounts for prompt payment;

     2.37   UK
            --

            "UK" shall mean the United Kingdom of Great Britain and Northern Ireland.

     2.38   Umbrella Agreement
            ------------------

            "Umbrella Agreement" shall mean the agreement entered into between
            (1) Lucas Limited (2) Lucas Industries plc (3) Lucas Diesel Do Brasil Ltda (4) Prestolite Electric Limited (5) Prestolite Electric Incorporated (6) PEI Holding Incorporated (7) Lucas Indiel Argentina S.A. (8) Lucas Automotive (Pty) Limited and (9) Prestolite Newco Incorporated having the same date as this Agreement.

3.   GRANT AND DURATION
     ------------------

     3.1 The Grantor with effect from the Effective Date grants to the Licensee a Non-Exclusive Right to use the Lucas Trade Marks only on Products manufactured and assembled in or, to the extent done at the Commencement Date by the Activity, sourced from the UK for sale only to (i) the OE Market in the Territory (ii) LNDs for the OES Market and the Aftermarket in all Restricted Countries, or (iii) any customer in the Market in the UK but limited to the respective Products, markets and purposes set out in column 1 below for the respective periods set opposite such respective Products, markets and purposes in column 2 below:

            Column 1                             Column 2

            (a)  On labelling, Castings and      From the Effective Date
                 Promotional Material for        to 31st December
                 Electrical Products for the     1998
                 OE Market

            (b)  On labelling, Castings and      From the Effective Date
                 Promotional Material for        to 31st December
                 Electrical Products for the     1999
                 OES Market and the

                 Aftermarket

            (c)  On In-Line Diesel Pumps         During the Supply
                 for the OE Market and for       Agreement Term, and,
                 supply to Lucas Limited         in respect of any
                 pursuant to the Supply          In-Line Diesel Pump
                 Agreement                       continued to be
                                                 manufactured by or on
                                                 behalf of the Licensee
                                                 and supplied to Lucas
                                                 Limited after the end
                                                 of the Supply Agreement
                                                 Term pursuant to the
                                                 Supply Agreement, for
                                                 the period of such
                                                 manufacture and supply

            (d)  In respect of Other             6 months from the
                 Applications                    Effective Date

            The Grantor shall not derogate from the grant of the rights to the Licensee under this clause 3.1 by exercising its trade mark rights in any Country in the world.

     3.2 The Licensee shall forthwith (1) on 31st December 1998 cease using the Lucas Trade Marks on labelling, Castings and Promotional Material for Electrical Products for the OE Market, (2) on 31st December 1999 cease using the Lucas Trade Marks on labelling, Castings and Promotional Material for Electrical Products for the OES Market and the Aftermarket, (3) when the Licensee has ceased to supply Lucas Limited with In-Line Diesel Pumps pursuant to the Supply Agreement, cease using the Lucas Trade Marks for In-Line Diesel Pumps if so required by the Grantor and (4) on the expiration of six months from the Effective Date cease using the Lucas Trade Marks for Other Applications. The Licensee shall ensure that on the respective date(s) or on the expiration of the respective periods the Lucas Trade Marks are removed or obliterated in relation to the relevant part of the Market from the Products and Promotional Material and in the case of Other Applications from all buildings, vehicles and other things (other than Products and Promotional Material). The provisions of clause 11.2 shall apply when all rights granted to the Licensee under this Agreement are exhausted.

     3.3 Subject to compliance by the Licensee with the terms of this Agreement the Grantor shall not hereafter grant to a third party any right in relation to the Lucas Trade Marks:

            3.3.1 during the Supply Agreement Term for In-Line Diesel Pumps save as may be required to source In-Line Diesel Pumps from a third party as permitted by the Supply Agreement;

            3.3.2 during the period from the Effective Date until 31st December 1999 for Electrical Products in either case that corresponds with a right granted to the Licensee hereunder provided that notwithstanding the foregoing provisions of this clause 3.3 the Grantor shall for the purpose of this Agreement but not so as to vary in any way any provision of the Umbrella Agreement be entitled to grant the Non-Exclusive Right to the use of the Trade Marks on goods equivalent to Products and/or Promotional Material therefor (a) to a purchaser hereafter of any business within the Lucas Group in respect of which business such Trade Marks are currently so used or (b) for the purposes of sourcing any new or remanufactured starter motors and alternators from any third party to the extent to which Lucas and any company in the Lucas Group are not prohibited from selling such starter motors and alternators under the terms of the Umbrella Agreement.

     3.4 Notwithstanding the rights granted to the Licensee under clause 3.1 the Licensee shall if it requires to produce or have produced Promotional Material additional to that acquired by the Licensee under the Sale and Purchase Agreement or the Transition Agreement obtain the Grantor's prior written consent to the manner of depiction of the Lucas Trade Marks thereon (such consent not to be unreasonably withheld).

4.   LICENSEE'S COVENANTS
     --------------------

     The Licensee covenants with the Grantor as provided in the following sub-clauses of this clause 4:

     4.1    Use of Marks
            ------------

            4.1.1 The Licensee shall not use any of the Lucas Trade Marks for any purpose or for any period beyond the scope of the licence granted by clause 3 and in particular but without limiting the generality of the foregoing shall not use any of the Lucas Trade Marks as the whole or part of a corporate or other business name or in relation to Products which do not comply with the Grantor's Standards of Quality;

            4.1.2 Without prejudice to clause 3.1, the Licensee shall not save in relation to sales to the OE Market (i) actively seek to sell Marked Products to a customer other than an LND in, or for delivery in those Restricted Countries which are in the European Union or EFTA or (ii) sell Marked Products in any other Restricted Country other than to an LND, otherwise than in either case with the prior written consent of the Grantor;

            4.1.3 the Licensee shall not apply any trade mark, whether registered or unregistered belonging or licensed to the Licensee or any Associated Company of the Licensee, to In-Line Diesel Pumps otherwise than with the prior written consent of the Grantor provided that the provisions of this clause 4.1.3 shall cease to apply:

                    4.1.3.1 if and to the extent that the Licensee becomes
                            entitled pursuant to clause 3.2.2 or 3.2.3 of the Supply Agreement to access the Market (as therein defined); or

                    4.1.3.2 where the benefit of the Supply Agreement is
                            assigned to a third party (not being a 100% subsidiary of the Licensee or a holding company holding 100% of the shares in the Licensee or another 100% subsidiary of such holding company) in accordance with the terms of the Supply Agreement.

     4.2    Observe Laws and Quality Standard
            ---------------------------------

            The Licensee shall observe any laws and regulations affecting Products in the Territory and shall comply with the Grantor's Standards of Quality and in particular:

            4.2.1 shall use the Lucas Trade Marks only in the form and manner directed or approved in writing by the Grantor and shall ensure that all Get-Up and Promotional Material in respect of Marked Products shall only be in forms approved in writing by the Grantor and in connection therewith shall permit inspection by the Grantor's authorised representatives at any reasonable time by prior arrangement of the operations, manufacture, storage, and transport of the Products of or by the Licensee or any sub-contractor of the Licensee;

            4.2.2 in order to enable the Grantor to approve standards of quality of Marked Products, shall deposit with the Grantor at the Licensee's own expense and at the Grantor's request a few samples of the Marked Products as the Grantor may reasonably require from time to time;

            4.2.3 in the event that there is any change in the characteristics or quality of the Marked Products, shall, before commencing commercial production of the changed Marked Products, deposit with the Grantor at the Licensee's own expense and at the Grantor's request a few samples of the changed Marked Products as the Grantor may reasonably require from time to time.

     4.3    Remedy Defects
            --------------

            If at any time any Marked Products or the Get-Up or Promotional Material do not comply insofar as is material and recognising that from time to time Marked Products may occasionally be made which are defective, comply with the Grantor's Standards of Quality the Grantor may give notice in writing of its dissatisfaction and require the Licensee to take such remedial action as the Grantor may reasonably direct. If within a period of thirty (30) days after receipt of such notice the Licensee has not taken such remedial action to the Grantor's reasonable satisfaction the Grantor shall provide to the Licensee in writing full particulars of those matters which the Grantor reasonably considers still do not comply with the Grantor's Standards of Quality and stating that if by the expiration of a further 30 days the Grantor shall not have issued a letter confirming its satisfaction with the Licensee's remedial action then the Licensee will cease to have the right to use the Lucas Trade Marks pursuant to this Agreement on the Products in respect of which the Grantor's is still not so satisfied and undertakes thereupon to discontinue the Sale or offering for Sale of such Marked Products in the Territory.

     4.4    Confusing Marks
            ---------------

            The Licensee shall not use in its business in relation to Products or any other products any other trade marks or devices so resembling the Lucas Trade Marks as to be likely to cause confusion or deception.

     4.5    Royalties
            ---------

            In respect of the use of the Lucas Trade Marks on Marked Products Sold by the Licensee or its Associated Companies to the markets or for the purpose set out in column 1 below a royalty of the percentage rate specified in column 2 below shall be paid by the Licensee to the Grantor in respect of Products invoiced during the period specified in column 3 below:


            Column 1                    Column 2          Column 3
            --------                    --------          --------
            Market/Purpose              Royalty           Period
            --------------              -------           ------
                                        Rate
                                        ----
           (a)  Electrical Products      Nil              From the Effective Date
                for the OE Market,                        until 31st December
                the OES Market                            1998
                and the Aftermarket

           (b)  Electrical Products      3%               From 1st January 1999
                for the OES                               to 31st December 1999
                Market and the
                Aftermarket

           (c)  In-Line Diesel           Nil              From the Effective Date
                Pumps for the OE                          to 31st December 2002
                Market

           (d)  In-Line Diesel           1%               From 1st January 2003
                Pumps for the OE                          until the Licensee
                Market                                    ceases to use the Lucas
                                                          Trade Marks for the OE
                                                          Market

           (e)  Other Applications       Nil              Six months from the
                                                          Effective Date

            Where royalty is payable the amount to be paid will be such amounts as after the deduction of all charges and taxes (other than withholding tax lawfully imposed in the Territory) applicable thereto in the Territory will leave in the hands of the Grantor the relevant percentage of the Turnover of the relevant Products.

     4.6    Records
            -------

            The Licensee shall keep at its usual place of business separate records containing details of all Sales of Marked Products in each Agreement Year and shall at the end of each Agreement Year and on termination of this Agreement (howsoever arising) produce such records to the duly authorised agents of the Grantor and permit them to inspect the same and take copies thereof.

     4.7    Render Reports and Pay
            ----------------------

            In respect of periods where no royalty is payable the Licensee shall within 30 days of the end of each Half Year, and in respect of the period where royalty is payable the Licensee shall within 30 days of the end of each Calendar Quarter, deliver to the Grantor a complete statement and account in writing of the Turnover during the preceding Half Year or Calendar Quarter (as the case may be) and of all royalties (where applicable) payable to the Grantor in respect thereof and shall ensure that such statement is accompanied by payment (if any) of the royalties shown thereon to be due.

     4.8    Interest
            --------

            The Licensee shall pay interest to the Grantor on all overdue amounts payable hereunder, such interest to be calculated and compounded on a daily basis from the date when payment was due (being the last day in the relevant month) at the annual rate of four per centum (4%) above the base lending rate of Barclays Bank plc until payment is made in full both before or after any judgement.

     4.9    Payment Disputes
            ----------------

            In the event of any dispute between the Grantor and the Licensee as to the amount of royalty due to the Grantor hereunder the Licensee shall pay such sums as are not in dispute and shall pay the remainder as soon as the amount has been agreed with the Grantor or determined by judgement no longer subject to appeal together with the interest calculated in accordance with the provisions of sub-clause 4.8.

     4.10   Authority to Make Payment
            -------------------------

            4.10.1 If the Licensee is prohibited from making any of the payments hereunder reserved without appropriate governmental or other similar authority then the Licensee will within the time for making the said payments commence and diligently pursue all necessary steps to secure from the proper authorities permission to make the said payments including all and any interest due thereon and will make such payments within seven (7) days of receiving such permission.

            4.10.2 If however the Grantor shall have requested the Licensee so to make the said payments notwithstanding the said prohibition then the Licensee shall (so far as the same may be lawful) pay the sums due into a bank account at a bank nominated by the Grantor until such time as the said prohibition is removed whereupon the Licensee shall forthwith take all steps required of it by the Grantor so as to facilitate the remittance of all such sums including all and any interest due thereon to the Grantor.

     4.11   Independent Contractor and Risk
            -------------------------------

            4.11.1 All aspects of the manufacture, use and Sale of Marked Products by the Licensee shall be at the Licensee's risk and for the Licensee's account and the Licensee shall act as an independent contractor and the Licensee shall indemnify and hold the Grantor harmless against all actions, claims, demands, costs, charges, expenses and liability arising out of or in connection with the manufacture use or Sale or offer of Sale of Marked Products other than the Sale or offer of Sale of Products to any member of the Lucas Group but without prejudice to the rights of such member under any other agreement with the Licensee or at law and save that such indemnity shall not apply to the extent that any such action, claim, demand, cost, charge, expense or liability arises out of a defect in a Product design made by Lucas or made by a third party at Lucas' instigation.

            4.11.2 The Licensee shall effect and maintain or cause another Associated Company to effect and maintain for its and any Associated Company's benefit full product liability insurance relating to Marked Products with a reputable insurer in an amount equal to not less than US$10,000,000 for each and every event and in the aggregate in any one year of insurance under such policy and shall provide to the Grantor on request a copy of the policy and proof of the payment of premiums.

5.   MAINTAIN REGISTRATION
     ---------------------

     5.1 Nothing in this Agreement shall oblige the Grantor to defend any proceedings for the revocation of registration of any of the Lucas Trade Marks nor to bring any proceedings against an infringer of the Lucas Trade Marks, but should the Grantor decide in its absolute discretion to defend or take any such proceedings it shall do so at its own cost. The Licensee shall in any case execute all documents and do all things reasonably necessary at the Grantor's expense to enable the Grantor to pursue any such proceedings provided that the Licensee shall not be required to be joined as a party to any such proceedings.

     5.2 The Licensee shall comply with applicable laws of the Territory as to the registration and usage of trade marks in order to maintain the validity of the registration of the Lucas Trade Marks in the Territory and to make the provisions of this Agreement valid between the parties hereto and against third parties but nothing in this clause 5.2 shall require the Licensee to pay any renewal fees in relation to the Lucas Trade Marks.

     5.3 The Grantor and the Licensee shall, if it is necessary to do so in order to protect the registration of the same, if the Grantor so requires, use all reasonable endeavours to have the Licensee recorded as the licensee of the Lucas Trade Marks at the trade marks registries where the Lucas Trade Marks are registered and the Licensee shall, where it is so necessary, at the request of the Grantor execute all documents, including a short form of this Agreement. All costs incurred under the provisions of this clause
            5.3 will be shared equally by the Grantor and the Licensee.

     5.4 The Licensee or the Grantor shall be entitled to notify the registration or other applicable authorities in the Territory of the expiry or termination of this Agreement when this occurs.

6.   OWNERSHIP OF TRADE MARKS
     ------------------------

     6.1 The Licensee agrees that the ownership of the Lucas Trade Marks and the goodwill relating thereto shall as between the Grantor and the Licensee always remain vested in the Grantor both during the period of this Agreement and thereafter and that nothing herein shall give to the Licensee any right, title or interest in the Lucas Trade Marks except the Non Exclusive Right to use the Lucas Trade Marks in accordance with the terms of this Agreement.

     6.2 The Licensee undertakes not knowingly to do any act in relation to the use of the Lucas Trade Marks pursuant to this Agreement which will invalidate or jeopardise in any way the Grantor's rights in the Lucas Trade Marks.

7.   GRANTOR'S WARRANTY
     ------------------

     The Grantor warrants that it does not know of any present or proposed proceedings in the Territory concerning the Trade Marks but it does not warrant that any Marked Products manufactured, used, Sold or offered for Sale will not infringe the rights of others.

8.   ASSIGNMENT
     ----------

     8.1 The Licensee shall not have the power at any time to assign this Agreement or to grant any sub-licence hereunder or in any way charge mortgage or deal with all or any of the rights hereby granted.

     8.2 The Grantor shall have power to perform its covenants, to exercise its rights and to accept benefits accruing to it under this Agreement through the agency of any other company in the Lucas Group. References in this Agreement to the "Grantor" include its successors and assigns.

9.   SUPERVENING LAWS AND FORCE MAJEURE
     ----------------------------------

     9.1 The rights and obligations of the parties under this Agreement shall be subject to all applicable laws orders regulations directions restrictions and limitations of governments or other bodies having jurisdiction over the parties hereto.

     9.2 If any such other law order regulation direction restriction or limitation as aforesaid or any treaty or other international agreement or the judicial construction of any of them shall after the date of the execution hereof substantially alter the relationship between the parties or the advantages derived from such relationship then the parties shall on request from the adversely affected party enter into bona fide negotiations directed towards agreeing a modification to this Agreement to restore the situation if practicable or to compensate for such alteration.

     9.3 If there is any total or partial failure of performance hereunder by either party occasioned by strikes, lockouts, combinations of workmen or any cause whatsoever reasonably beyond the control of the party thereby affected then once the cause has been notified by that party to the other such failure shall not be deemed to be a breach of this Agreement which shall continue in suspense or part performance for the period during which such cause exists. If such suspension or partial performance exists for a period of more than six (6) months and substantially affects the operation of this Agreement then the party not claiming relief under this clause shall be at liberty to terminate this Agreement on giving to the other no less than forty-five (45) days written notice of its intention to do so and this Agreement shall terminate on expiration of such notice.

10.  TERMINATION
     -----------

     10.1 The Grantor may terminate this Agreement summarily by written notice to the Licensee if:

            10.1.1 the Licensee passes a resolution for its winding up, or an order is made for its winding up, or if a receiver or administrator is appointed over its assets undertaking or income or any part thereof, or the Licensee is otherwise unable to pay its debts as they fall due or calls a meeting formal or informal of its creditors or anything similar or analogous happens to the Licensee in the Territory; or

            10.1.2 the Licensee fails to pay any sum due to the Grantor under this Agreement within 7 days of written demand being made by the Grantor; or

            10.1.3 the Licensee assigns or sub-licences this Agreement or purports so to do; or

            10.1.4 Control of the Licensee or any holding company of the Licensee is acquired by any person, or any Associated Company of such person, named in Schedule 4 in which event the Grantor shall be entitled to give notice of termination within 3 months of becoming aware of such change of Control, the Company undertaking to notify the Grantor in writing of such change within 7 days of the same occurring; or

            10.1.5 the Licensee commits a material breach of this Agreement (other than failure to pay any sum due to the Grantor hereunder) and fails to remedy it or to pay adequate compensation if the breach cannot be remedied in either case within thirty (30) days of being required to do so by the Grantor; or

            10.1.6 the Licensee challenges, contests or calls in question the ownership of the Lucas Trade Marks; or

            10.1.7 the Licensee ceases permanently to use the Lucas Trade Marks on any Electrical Product and the Licensee shall be deemed to have so ceased if during any Agreement Year (other than by reason of clause 9.3) no Electrical Products are Sold in any Calendar Quarter, the Licensee undertaking to notify the Grantor in writing of such circumstance within 14 days of the end of the Calendar Quarter in question.

11.  RESIDUAL RIGHTS AND OBLIGATIONS
     -------------------------------

     11.1 Termination of this Agreement shall be without prejudice to any rights of either party against the other arising out of events occurring on or before the date of such termination.

     11.2 Upon termination or expiry of this Agreement the Licensee will forthwith return to the Grantor at the Licensee's expense all loose labels bearing the Lucas Trade Marks and, unless the Lucas Trade Marks have been removed or obliterated therefrom, all stencils, casts, dies, presses, screens and other tools and equipment in its possession used for applying the Lucas Trade Marks so far as they have been used exclusively for that purpose and will remove or obliterate all such labels and other references to the Lucas Trade

            Marks already affixed to Products and shall cease to use the Lucas Trade Marks in any way including without limitation in respect of Promotional Material.

     11.3 The obligation on the Licensee to indemnify the Grantor set out in clause 4.11.1 shall continue indefinitely after termination or expiry but except as set out in the preceding part of this clause 11, all rights and duties of the parties under this Agreement shall cease on its termination unless expressly indicated to the contrary.

     11.4 References in this clause 11 to "termination" mean termination howsoever arising.

12.  NOTICES
     -------

     All notices, reports, requests, consents and statements allowed or required to be given hereunder must be in writing in the English language and be delivered by hand or despatched by registered mail, or facsimile to the addresses shown below (provided that in the case of despatch by facsimile proof of correct transmission must be obtained at the time of despatch). A party may change its address by giving notice in writing to the other of such change. A notice served by hand, or by confirmed facsimile shall be deemed to be received at the moment of transmission; a notice served by mail shall be deemed to be received on the fifth day after it has been despatched to the recipient party

     Grantor:   Lucas Industries plc
                Stratford Road
                Solihull
                West Midlands B90 4LA
                For the attention of the Company Secretary
                Fax No: 0121 627 4003

     Licensee:  Prestolite Electric Limited
                Cleveland Road
                Leyland
                Preston
                Lancashire  PR5 1XB
                Addressed "For the attention of Managing Director and Finance Director"
                Fax No: 0177 242 1663

13.  PLACE OF PAYMENT
     ----------------

     Any sums due and payable hereunder by the Licensee shall be remitted by the Licensee and paid in pounds sterling into the Grantor's account named Lucas Limited - Lucas Aftermarket Operations No 1 Account numbered 10990876 at Barclays Bank plc of 118 High Street, Newcastle Under Lyme, Staffordshire, Sort Code 20-59-23 or to such other account of the Grantor notified to the Licensee from time to time.

14.  ACTIONS FOR INFRINGEMENT
     ------------------------

     14.1 The parties shall notify each other of any infringement within the Territory of any of the Lucas Trade Marks or any passing off coming to their notice and shall consult with each other about what to do to deal with such infringements or passing off.

     14.2 The Grantor shall have the conduct of all proceedings relating to the Lucas Trade Marks and the Licensee shall not be entitled to bring any action for infringement of the Lucas Trade Marks without the prior written consent of the Grantor.

     14.3 The Licensee shall promptly report to the Grantor particulars of any use by any other person of a trade name, trade mark or Get-Up of goods or mode of advertising which could deceive or could be calculated to deceive members of the trade or public into thinking that such goods are or could be associated with, or could harm trade in Marked Products Sold in the Territory.

     14.4 The Grantor shall have the right (at its own expense) to bring legal proceedings to prevent any person using any of the Lucas Trade Marks in the Territory other than the Licensee in accordance with this Agreement. The Licensee will at the Grantor's request, cost and expense do all things reasonably necessary to assist the Grantor in such proceedings. Any monies received by the Grantor in any such legal action instituted by it whether such monies be received by way of damages or legal costs or otherwise shall belong solely to the Grantor and the Licensee shall otherwise have no right to share in any part of the same.

15.  MISCELLANEOUS
     -------------

     15.1 This Agreement shall not be varied amended or supplemented except by instrument in writing executed by the duly authorised representatives of the parties.

     15.2 The failure of any party hereto at any time to enforce the terms provisions or conditions of this Agreement shall not be construed as a waiver of the same or of the right of such party to enforce the same.

     15.3 Each undertaking in this Agreement shall be construed as a separate undertaking and if one or more of the undertakings contained in this Agreement is found to be unenforceable or in any way an unreasonable restraint of trade the remaining undertakings shall continue to bind the parties.

16.  LANGUAGE AND LAW
     ----------------

     This Agreement shall be governed English law and each party agrees to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising under this Agreement.

SIGNED by CHRIS LONG-LEATHER        )  /s/ Chris Long-Leather
------    ------------------           ----------------------
as duly authorised attorney for and )  Chris Long-Leather as
                                       ---------------------
on behalf of LUCAS INDUSTRIES PLC   )  attorney of Lucas Industries plc
             --------------------                  --------------------



SIGNED by P. KIM PACKARD            )  /s/ P. Kim Packard
------    --------------               ------------------
duly authorised for and on behalf of)  Director
                                       --------
PRESTOLITE ELECTRIC LIMITED         )
---------------------------